Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Long-Term Incentive Plan of Hess Midstream LP our report dated March 11, 2019, with respect to the consolidated financial statements of Hess Midstream Partners LP included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
December 20, 2019